ADVISORY SERVICES AGREEMENT

This Advisory Services Agreement (this "Agreement"), is made and entered as of February 20, 2014 by and among NCM Services, Inc., a Delaware corporation (the "Service Provider"), and Pizza Inn Holdings, Inc., a Missouri corporation (the "Company").

WHEREAS, the Service Provider has previously provided certain advisory and consulting services to the Company without compensation; and

WHEREAS, the Company desires to retain the Service Provider to provide additional advisory and consulting services upon the terms and conditions hereinafter set forth, and the Service Provider is willing to undertake such obligations.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties agree as follows:

1. Appointment. The Company hereby engages the Service Provider, and the Service Provider hereby agrees, upon the terms and subject to the conditions set forth herein, to provide certain services to the Company, as described in Section 3 hereof.

2. Term. The term of this Agreement (the "Term") shall commence December 30, 2013, and continue for four fiscal quarters of the Company and quarterly thereafter until either party shall terminate this Agreement upon not less than 30 days written notice prior to the end of any fiscal quarter of the Company. Notwithstanding anything in this Agreement to the contrary, (a) the provisions of Section 6 shall survive the termination of this Agreement and (b) no termination of this Agreement, whether pursuant to this Section 2 or otherwise, will affect the Company's duty to pay any fees accrued, or reimburse any cost or expense incurred, pursuant to the terms of this Agreement prior to the effective date of that termination.

3. Duties of the Service Provider. During the term of this Agreement, The Service Provider shall provide to the Company such management advisory and consulting services (the “Services”), as more fully described and defined below, as may be necessary or desirable or as may be reasonably requested or required by the board of directors of the Company (the "Board"), in connection with the business, operations and affairs, both ordinary and extraordinary, of the Company and its subsidiaries and affiliates. “Services” means and includes, without limitation, the furnishing of office space, advice, assistance and guidance, and personnel to implement the same in connection with, among others, executive administration, business strategy, investment strategy, organizational structure, personnel decisions, financial management, tax planning and merger and acquisition strategy. The Company shall use the Services of the Service Provider or any of its affiliates and the Service Provider shall make itself or any of its affiliates available for the performance of the Services upon reasonable notice. The Service Provider or any of its affiliates, as applicable, shall perform the Services at the times and places reasonably requested by the Board to meet the needs and requirements of the Company, taking into account other engagements that the Service Provider and its affiliates may have.

4. Compensation and Reimbursement for Services.

(a) Initial Fee.  In consideration of the Services previously provided by the Service Provider, and as an inducement for the Service Provider to enter into this Agreement and provide the additional Services required hereunder, the Company shall pay to the Service Provider the sum of $150,000 upon the execution of this Agreement.

(b) Quarterly Fee for Management Services. In consideration of the Services to be provided by the Service Provider to the Company hereunder, the Company shall pay to the Service Provider for each fiscal quarter of the Company (or portion thereof) during the Term hereof, beginning with the fiscal quarter ended in March 2014, a management fee in the amount of $50,000 (the "Quarterly Fee"); provided, however, that (i) the Quarterly Fee shall be waived for any fiscal quarter of the Company in which the Company is not in compliance with all of the financial covenants under its primary credit facility, (ii) a portion of the Quarterly Fee shall be waived for any fiscal quarter of the Company if such portion of the Quarterly Fee, if paid, would otherwise cause the Company to not be in compliance with all of the financial covenants under its primary credit facility, and (iii) the Quarterly Management fee shall be increased by up to $50,000 per fiscal quarter until $100,000 of aggregate additional fee has been paid or is payable to Service Provider pursuant to this section 4(b)(iii). The Quarterly Fee shall be payable within 45 days following the end of each fiscal quarter of the Company.

5. Disclaimer; Limitation of Liability.

(a) Disclaimer. The Service Provider makes no representations or warranties, express or implied, in respect of the Services to be provided by it hereunder.

(b) Limitation of Liability. Neither the Service Provider nor any of its officers, directors, managers, principals, stockholders, partners, members, employees, agents, representatives and affiliates (each a "Related Party" and, collectively, the "Related Parties") shall be liable to the Company or any of its affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of any Services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from the willful misconduct of such person. In no event will the Service Provider or any of its Related Parties be liable to the Company for special, indirect, punitive or consequential damages, including, without limitation, loss of profits or lost business, even if Service Provider has been advised of the possibility of such damages. Under no circumstances will the liability of Service Provider and Related Parties exceed, in the aggregate, the fees actually paid to Service Provider hereunder.

6. Indemnification. The Company shall indemnify and hold harmless the Service Provider and each of its Related Parties (each, an "Indemnified Party") from and against any and all losses, claims, actions, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment or decree, made by any third party or otherwise, relating to or arising out of the Services or other matters referred to in or contemplated by this Agreement or the engagement of such Indemnified Party pursuant to, and the performance by such Indemnified Party, of the Services or other matters referred to or contemplated by this Agreement, and the Company will reimburse any Indemnified Party for all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatening claim, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the willful misconduct of such Indemnified Party. The reimbursement and indemnity obligations of the Company, under this Section 6 shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of the Service Provider and any Related Party or controlling persons (if any), as the case may be, of the Service Provider and any such affiliate and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Service Provider, any such affiliate and any such Related Party or other person. The provisions of this Section 6  shall survive the termination of this Agreement.

7. Independent Contractor. Nothing herein shall be construed to create a joint venture or partnership between the parties hereto or an employee/employer relationship. The Service Provider shall be an independent contractor pursuant to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party. Nothing in this Agreement shall be deemed or construed to enlarge the fiduciary duties and responsibilities, if any, of the Service Provider or any of its Related Parties, including without limitation in any of their respective capacities as stockholder or directors of the Company.

8. Permissible Activities. Nothing herein shall in any way preclude the Service Provider or its affiliates or their respective Related Parties from engaging in any business activities or from performing services for its or their own account or for the account of others, including, without limitation, companies which may be in competition with the business conducted by the Company and any of its affiliates.

9. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9).

If to the Company:	Pizza Inn Holdings, Inc. 3551 Plano Parkway The Colony, Texas 75201 Facsimile: 214-661-7475 Attention: Randall E. Gier, President and Chief Executive Officer
If to the Service Provider:	NCM Services, Inc. 200 Crescent Court, Suite 1400 Dallas, Texas 75201 Facsimile: 469-384-5055 Attention: Mark E. Schwarz, President and Chief Executive Officer

10. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

11. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may otherwise be transferred or assigned by any party hereto, except that (a) if the Company shall merge or consolidate with or into, or sell or otherwise transfer substantially all its assets to, another company which assumes the Company's obligations under this Agreement, the Company may assign its rights hereunder to that company, and (b) the Service Provider may assign its rights and obligations hereunder to any affiliate. Any attempted transfer or assignment in violation of this Section 11 shall be void.

12. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

13. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

14. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

15. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

16. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Texas. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Texas in each case located in the city of Texas and County of Texas, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

17. Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action; (b) such party has considered the implications of this waiver; (c) such party makes this waiver voluntarily; and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 17.

18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

19. No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Management Services Agreement on the date first written above.
PIZZA INN HOLDINGS, INC.
By_____________________ Name: Randall E. Gier Title: President and Chief Executive Officer

NCM SERVICES, INC.
By_____________________ Name: Mark E. Schwarz Title: President and Chief Executive Officer